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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 28, 1996 and July 31, 1996 included by reference in The Titan Corporation's Form 10-K for the year ended December 31, 1995 and Form 8-K/A dated August 7, 1996, respectively, and to all references to our firm included in this registration statement.


                                      /s/ ARTHUR ANDERSEN LLP

San Diego, California
August 26, 1996